Exhibit 3.2

AMENDMENT NO. 1

TO THE

AMENDED AND RESTATED BY-LAWS

OF

WABCO HOLDINGS INC.

(hereinafter called the “Corporation”)

The Amended and Restated By-Laws of the Corporation are hereby amended by deleting Section 16 of Article II in its entirety and replacing it with the following:

Section 16. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as provided in Section 17 or as may be otherwise provided in the Certificate of Incorporation with respect to the right, if any, of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors pursuant to this Section 16 may be made at any Annual Meeting of Stockholders, or at any Special Meeting of Stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (a) who is a stockholder of record on the date of the giving of the notice provided for in this Section 16 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting, (b) who is entitled to vote at such meeting and (c) who complies with the notice procedures set forth in this Section 16.

In addition to any other applicable requirements, for a nomination to be made by a stockholder pursuant to this Section 16, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely under this Section 16, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an Annual Meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, or in the case of the Corporation’s first Annual Meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (ii) in the case of a Special Meeting of Stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs.

To be in proper written form under this Section 16, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of shares of capital stock (if any) of the Corporation which are owned beneficially or of record by the person and (d) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (a) the name and record address of such stockholder, (b) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (c) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (d) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (e) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

In order for any incumbent director to become a nominee of the Board of Directors for further service on the Board of Directors, such person must submit an irrevocable resignation, contingent on (i) that person receiving a Majority Withheld Vote in an uncontested election, each as defined in Section 1 of Article III, and (ii) acceptance of that resignation by the Board of Directors.

If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

The Amended and Restated By-Laws of the Corporation are hereby further amended by adding the following in its entirety as Section 17 of Article II:

Section 17. Proxy Access for Director Nominations.

(a)    Eligibility. Subject to the terms and conditions of these By-Laws, in connection with any Annual Meeting of Stockholders at which directors are to be elected, the Corporation will include in its proxy statement and on its form of proxy the name of any stockholder nominee for election to the Board of Directors for whom notice is provided pursuant to this Section 17 (each such nominee, a “Stockholder Nominee”) if:

(i)    the Stockholder Nominee satisfies the eligibility requirements in this Section 17;

(ii) timely written notice (the “Stockholder Notice”) that satisfies this Section 17 is delivered to the Secretary of the Corporation in accordance with Section 17(b) of this Article II from a stockholder who qualifies as or is acting on behalf of an Eligible Stockholder as defined in Section 17(e) of this Article II;

(iii) the Stockholder Notice expressly states that the Eligible Stockholder elects to have such Stockholder Nominee(s) included in the Corporation’s proxy materials pursuant to this Section 17; and

(iv) the additional requirements in these By-Laws are satisfied.

(b) Timely Notice. To be timely under this Section 17, the Stockholder Notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first sent to stockholders in connection with the preceding year’s Annual Meeting of Stockholders, provided, however, that in the event that the Annual Meeting is more than thirty (30) days before or after the anniversary date of the preceding year’s Annual Meeting, or if no Annual Meeting was held in the preceding year, to be timely, the Stockholder Notice must be so received not earlier than one hundred fifty (150) days prior to such Annual Meeting and not later than one hundred twenty (120) days prior to such Annual Meeting or the tenth (10th) day following the day on which notice of the date of the Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was first made. In no event shall an adjournment or recess of an Annual Meeting, or postponement of an Annual Meeting for which notice has been given, commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.

(c) Information to be Included in Proxy Statement. In addition to including the name of the Stockholder Nominee in the Corporation’s proxy statement for the Annual Meeting, the Corporation shall also include:

(i) the information concerning the Stockholder Nominee(s) and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and

(ii) if the Eligible Stockholder so elects, a single written statement of the Eligible Stockholder (or, in the case of a group, a single written statement of the group), not to exceed 500 words, in support of the Stockholder Nominee(s), which must be provided at the same time as the Stockholder Notice for inclusion in the Corporation’s proxy statement for the Annual Meeting (a “Statement”).

Notwithstanding anything to the contrary contained in this Section 17, the Corporation may omit from its proxy materials any information or Statement that the Corporation, in good faith, believes is untrue in any material respect (or omits a material fact necessary to make the statements made, in light of the circumstances under which they are made, not misleading), or would violate any applicable law or regulation. Nothing in this Section 17 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

(d) Stockholder Nominee Limits. The maximum number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy statement pursuant to this Section 17 but either are subsequently withdrawn or that the Board of Directors decides to nominate) appearing in the Corporation’s proxy materials with respect to an Annual Meeting of Stockholders (the “Authorized Number”) shall not exceed the greater of: (x) two (2) or (y) twenty percent (20%) of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 17 with respect to the Annual Meeting, or if such amount is not a whole number, the closest whole number (rounding down) below twenty percent (20%); provided, that:

(i) in the event that one or more vacancies for any reason occurs on the Board of Directors after the date of the Stockholder Notice but prior to or at the Annual Meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Authorized Number shall be calculated based on the number of directors in office as so reduced; and

(ii) the Authorized Number shall also be reduced by:

(A) any Stockholder Nominee for whom notice was provided pursuant to this Section 17 by an Eligible Stockholder who the Board of Directors determines to include in the Corporation’s proxy materials with respect to such Annual Meeting as an unopposed (by the Corporation) nominee;

(B) the number of incumbent directors who had been Stockholder Nominees at any of the preceding three Annual Meetings of Stockholders; and

(C) the number of nominees for director who will be included in the Corporation’s proxy materials with respect to such Annual Meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement, or other understanding between the Corporation and a stockholder or group of stockholders (other than any such agreement, arrangement, or understanding entered into in connection with an acquisition of capital stock, by such stockholder or group of stockholders, from the Corporation), other than any such director who at the time of such Annual Meeting will have served as a director for at least one full term.

(e) Eligibility of Nominating Stockholder; Stockholder Groups.

(i) To qualify as an “Eligible Stockholder,” a stockholder must own and have owned (as defined in Section 17(f) of this Article II) continuously for at least three (3) years as of the date of the Stockholder Notice, or must be acting on behalf of a group of no more than 20 stockholders and beneficial owners each of whom owns and has owned (as defined in Section 17(f) of this Article II) continuously for at least three (3) years as of the date of the Stockholder Notice, a number of shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification, or recapitalization) that (in the case of a group, in the aggregate) represents at least three percent (3%) of the shares of the Corporation entitled to vote in the election of directors outstanding as of the date of the Stockholder Notice (the “Required Shares”), and must thereafter continue to own the Required Shares through such Annual Meeting of Stockholders; provided that in the case of a group of stockholders and beneficial owners: (A) any and all requirements and obligations for an Eligible Stockholder set forth in this Section 17 must be satisfied by and as to each such stockholder or beneficial owner (except that shares that a stockholder or beneficial owner has owned continuously for at least three (3) years may be aggregated as specified above in this Section 17(e)(i)).

(ii) A group of any two or more funds that are (A) under common management and investment control, or (B) part of a family of funds, meaning a group of publicly-offered investment companies (whether organized in the U.S. or outside the U.S.) that hold themselves out to investors as related companies for purposes of investment and investor services, shall be treated as one stockholder or beneficial owner.

(iii) No stockholder or beneficial owner, alone or together with any of its affiliates, may be a member of more than one group of stockholders or beneficial owners constituting an Eligible Stockholder under this Section 17, and no shares may be treated as owned by more than one stockholder or beneficial owner.

(f) Ownership. For purposes of this Section 17, a stockholder or beneficial owner shall be deemed to “own” only those outstanding shares of the Corporation as to which such person possesses both:

(i) the full voting and investment rights pertaining to the shares; and

(ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares:

(A) sold by such person or any of its affiliates in any transaction that has not been settled or closed;

(B) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell; or

(C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliate.

An Eligible Stockholder shall be deemed to “own” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the Eligible Stockholder. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that the stockholder or beneficial owner has the power to recall such loaned shares on not more than five (5) business days’ notice. For purposes of this Section 17, the terms “owned,” “owning,” and other variations of the word “own” shall have correlative meanings, and the term “affiliate” or “affiliates” shall have the meanings ascribed under the rules and regulations promulgated under the Exchange Act.

(g) Stockholder Notice and Other Information Requirements.

(i) The Stockholder Notice shall include:

(A) the information required of director nominees under Section 16 of this Article II;

(B) a statement by the Eligible Stockholder (or in the case of a group, each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC, setting forth and certifying as to the number of shares of the Corporation it owns and has owned continuously for at least three years as of the date of the Stockholder Notice and agreeing to continue to own such shares through the Annual Meeting;

(C) a copy of the Schedule 14N that has been or concurrently is filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(D) the written agreement of the Eligible Stockholder (or in the case of a group, the written agreement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Corporation, setting forth the following additional agreements, representations, and warranties:

(1) that the Eligible Stockholder (including each member of any group of stockholders or beneficial owners that together is an Eligible Stockholder under this Section 17): (a) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have any such intent, (b) has not nominated and will not nominate for election to the Board of Directors at the Annual Meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 17, (c) has not engaged and will not engage in, and has not been and will not be a “participant” (as defined in Item 4 of Schedule 14A under the Exchange Act) in, a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the Annual Meeting other than its Stockholder Nominee or a nominee of the Board of Directors, (d) will not distribute to any stockholder any form of proxy for the Annual Meeting other than the form distributed by the Corporation, (e) will comply with all laws and regulations applicable to its nomination and any solicitation in connection with the Annual Meeting, and (f) will file all materials described in Section 17(g)(iv) of this Article II with the Securities and Exchange Commission, regardless of whether any such filing is required under Regulation 14A of the Exchange Act, or whether any exemption from filing is available for such materials under Regulation 14A of the Exchange Act;

(2) to provide immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the applicable Annual Meeting of Stockholders;

(3) to assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation;

(4) to indemnify and hold harmless the Corporation and its affiliates and each of its and their directors, officers, and employees individually against any liability, loss, or damages in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative, or investigative, against the Corporation or its affiliates or any of its or their directors, officers, or employees arising out of the nomination or solicitation process pursuant to this Section 17;

(5) that the Eligible Stockholder has provided and will provide facts, statements, and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading,

(6) to promptly provide to the Corporation (but in any event within five business days after such request) such additional information as is necessary or reasonably requested by the Corporation; and

(7) in the case of a nomination by a group of stockholders or beneficial owners that together is an Eligible Stockholder, (a) if applicable, documentation satisfactory to the Corporation demonstrating that a group of funds qualifies pursuant to the criteria set forth in Section 17(e)(ii) to be treated as one stockholder or person for purposes of this Section 17 and (b) the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination and the receipt of notice from the Corporation.

(ii) Within the time period prescribed in Section 17(b) for delivery of the Stockholder Notice, the Eligible Stockholder shall deliver:

(A) a written representation and agreement signed by such Stockholder Nominee and representing and agreeing that such Stockholder Nominee

(1) consents to being named in the Corporation’s proxy statement and form of proxy as a nominee and to serving as a director if elected;

(2) is not and will not become a party to (a) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) other than any Voting Commitment that is disclosed to the Corporation in such representation or (b) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the Corporation, with such individual’s fiduciary duties under applicable law;

(3) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director other than any such agreement, arrangement, or understanding that is disclosed to the Corporation in such representation;

(4) independent under the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed, applicable Securities and Exchange Commission rules, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, including (a) the audit committee independence requirements set forth in the rules of the principal U.S. exchange on which shares of the Corporation are listed, (b) as a “non-employee director” under Rule 16b-3 of the Exchange Act;

(5) such Stockholder Nominee does not have any direct or indirect relationship with the Corporation that has not been deemed categorically immaterial pursuant to the Corporation’s related person transactions policy;

(6) such Stockholder Nominee is not and has not been subject to (a) any event specified in Item 401(f) of Regulation S-K under the Securities Act, or (b) any order of the type specified in Rule 506(d) of Regulation D under the Securities Act; and

(7) has not taken any action inconsistent with and, if elected as a director of the Corporation, will comply with all of the Corporation’s corporate governance, conflict of interest, related person transaction, confidentiality, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors; and

(B) a completed and signed questionnaire from each Stockholder Nominee regarding the matters generally required in the questionnaires required of the Corporation’s directors (which questionnaire shall be provided to the Stockholder Nominee upon request). At the request of the Corporation, the Stockholder Nominee must promptly, but in any event within five (5) business days of such request, provide to the Corporation such other information necessary or as it may reasonably request, including additional information to permit the Board of Directors to determine whether each Stockholder Nominee satisfies the eligibility requirements of this Article II.

(iii) An Eligible Stockholder (or in the case of a group, each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) must:

(A) within five (5) business days after the date of the Stockholder Notice, deliver to the Corporation one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder owns as of the date of the Stockholder Notice and has owned continuously for the preceding three years; and

(B) as to any group of funds whose shares are aggregated for purposes of constituting an Eligible Stockholder, within five (5) business days after the date of the Stockholder Notice, provide documentation reasonably satisfactory to the Corporation demonstrating that the number of stockholders and/or beneficial owners within such group does not exceed 20, including whether a group of investment companies qualifies as one stockholder or beneficial owner within the meaning of Section 17(e)(i) of this Article II.

(iv) The Eligible Stockholder shall file with the Securities and Exchange Commission any solicitation or other communication relating to the Corporation’s Annual Meeting of Stockholders, one or more of the Corporation’s directors then in office, or any Stockholder Nominee, regardless of whether any such filing is required under Regulation 14A of the Exchange Act, or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

(v) In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Corporation or its stockholders is not, when provided, or thereafter ceases to be true, correct, and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete, and not misleading; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these By-Laws) available to the Corporation relating to any such defect.

(h) Proxy Access Procedures.

(i) Notwithstanding anything to the contrary contained in this Section 17, the Corporation shall omit from its proxy statement and proxy card any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:

(A) the Corporation receives notice (whether or not subsequently withdrawn) that a stockholder intends to nominate a person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 16 of this Article II and which stockholder does not expressly elect to have its nominee(s) included in the Corporation’s proxy materials pursuant to this Section 17;

(B) the Eligible Stockholder breaches any of its respective agreements, representations, or warranties set forth in the Stockholder Notice (or otherwise provided or required pursuant to this Section 17), any of the information in the Stockholder Notice (or otherwise submitted pursuant to this Section 17) was not, when provided, true, correct, and complete, or the requirements of this Section 17 otherwise have not been satisfied;

(C) the Stockholder Nominee (1) is not independent under the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed, applicable Securities and Exchange Commission rules, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (2) does not qualify as independent under the audit committee independence requirements set forth in the rules of the principal U.S. exchange on which shares of the Corporation are listed, as a “non-employee director” under Rule 16b-3 of the Exchange Act, (3) is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (4) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past 10 years, or (5) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; or

(D) the election of the Stockholder Nominee to the Board of Directors would cause the Corporation to be in violation of the Certificate of Incorporation, these By-Laws, any applicable law, rule, or regulation or the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed.

(ii) An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 17 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement and include such specified rank in its Stockholder Notice submitted to the Corporation. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 17 exceeds the Authorized Number, the Corporation shall determine which Stockholder Nominees shall be included in the Corporation’s proxy materials in accordance with the following provisions:

(A) the highest ranking Stockholder Nominee of each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Authorized Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation each Eligible Stockholder disclosed as owned in its respective Stockholder Notice submitted to the Corporation; and

(B) if the Authorized Number is not reached after each Eligible Stockholder has had one Stockholder Nominee selected, this selection process will continue as many times as necessary, following the same order each time, until the Authorized Number is reached.

Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 17 thereafter is not included in the Corporation’s proxy materials, or is not presented for election as a director for any reason (including the Stockholder Nominee’s or the Eligible Stockholder’s failure to comply with this Section 17 or withdrawal of the Stockholder Nominee or nomination), no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for election as a director pursuant to this Section 17 in substitution for such Stockholder Nominee.

(iii) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular Annual Meeting of Stockholders but withdraws from or becomes ineligible or becomes unavailable for election at the Annual Meeting for any reason, including failure to comply with any provision of these By-Laws will be ineligible to be a Stockholder Nominee pursuant to this Section 17 for the next two Annual Meetings. In no event shall any such withdrawal, ineligibility, or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice.

(iv) Except as otherwise provided by law, and notwithstanding any other provision of these By-Laws, each of the Chairman of the Board of Directors, the Board of Directors (including any authorized committee of the Board of Directors), or the chairman of the meeting shall have the power and authority to interpret this Section 17 and to make any and all determinations necessary or advisable to apply this Section 17 to any persons, facts, or circumstances, in each case acting in good faith. For purposes of applying the requirements of this Section 17, the number of Required Shares required to be owned by any person or persons during any time period shall be adjusted, in the manner determined by the Board of Directors (including any authorized committee thereof) or by the Secretary of the Corporation, to account for any stock dividend, stock split, subdivision, combination, reclassification, or recapitalization of shares of the Corporation. This Section 17 shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials.

Adopted: May 24, 2018